Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Annual Report on Form SB-2 of White Mountain Titanium Corporation (the “Company”) for the year ended December 31, 2004 of our report dated October 17, 2005, relating to the Company’s consolidated balance sheets as of December 31, 2004 and 2003 and the related consolidated statements of operations and deficit, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2004, 2003 and 2002, and the cumulative period form inception (November 13, 2001) through December 31, 2004.
/s/ Smythe Ratcliffe
Smythe Ratcliffe
Chartered Accountants
Vancouver, British Columbia, Canada
October 31, 2005

Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Annual Report on Form SB-2 of Utah Networking Services, Inc. (the “Company”) for the year ended December 31, 2003 of our report dated October 7, 2005, relating to the Company’s consolidated balance sheets as of December 31, 2003 and 2002 and the related consolidated statements of operations and deficit, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2003 and 2002, the period from inception (November 13, 2001) through December 31, 2001 and the cumulative period form inception (November 13, 2001) through December 31, 2003.
/s/ Smythe Ratcliffe
Smythe Ratcliffe
Chartered Accountants
Vancouver, British Columbia, Canada
October 31, 2005